UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2018

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2018, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the three and twelve months ended December 31, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In February 2018, the Company's Board of Directors authorized the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.15	April 16, 2018	April 2, 2018
Preference shares - Series A	$0.515625	March 15, 2018	March 1, 2018
Preference shares - Series C	$0.445313	March 15, 2018	March 1, 2018
Preference shares - Series D	$0.418750	March 15, 2018	March 1, 2018

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 27, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2018	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 27, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated February 27, 2018

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Fourth Quarter and Full Year 2017 Financial Results

Highlights for the Fourth Quarter and Full Year Ended December 31, 2017

•
Fourth quarter of 2017 net loss attributable to Maiden common shareholders of $133.6 million, or $1.59 per diluted common share compared with a net loss attributable to Maiden common shareholders of $74.7 million, or $0.87 per diluted common share in the fourth quarter of 2016;

•
Fourth quarter of 2017 non-GAAP net operating loss(11) of $138.7 million, or $1.65 per diluted common share compared with a non-GAAP operating loss of $69.7 million, or $0.81 per diluted common share in the fourth quarter of 2016;

•
Net adverse loss reserve development in the fourth quarter of 2017 totaled $171 million from the Workers’ Compensation line of business in the AmTrust Reinsurance segment and from two accounts in run-off in the Commercial Auto line of business within the Diversified Reinsurance segment;

•
During the fourth quarter of 2017, Maiden repurchased a total of 1.7 million common shares at an average price of $6.50 per share. For the full year of 2017, Maiden repurchased a total of 3.7 million common shares; and

•	Book value per common share(1) was $9.25 at December 31, 2017 compared to $12.12 at year-end 2016.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported a fourth quarter 2017 net loss attributable to Maiden common shareholders of $133.6 million or $1.59 per diluted common share compared to net loss attributable to Maiden common shareholders of $74.7 million or $0.87 per diluted common share in the fourth quarter of 2016. The non-GAAP operating loss(11) was $138.7 million, or $1.65 per diluted common share compared with a non-GAAP operating loss of $69.7 million, or $0.81 per diluted common share in the fourth quarter of 2016.

"While we are disappointed with our results for the fourth quarter, we believe we have taken significant steps to strengthen our reserves for losses which will help to accelerate a return to profitability in 2018 and beyond.” said Art Raschbaum, Chief Executive Officer of Maiden. “Our reserve actions in the fourth quarter reflect a more aggressive response to observed development in the quarter and throughout the year on the AmTrust Reinsurance segment as well as our Diversified segment. Despite these actions, Maiden’s inception to date AmTrust underwriting results remain profitable and with the exception of pre-2016 underwriting year commercial auto liability the balance of our U.S. Diversified segment historical portfolio and more recent underwriting years continue to perform profitably and within expectations."

"Notwithstanding the reserve actions and re-underwriting processes that have been implemented, we are also actively engaged in efforts to develop and implement further initiatives and strategies aimed at strengthening shareholder value," said Raschbaum. "We are committed to do whatever is necessary to deliver greater value for shareholders, customers, and employees."

Consolidated Results for the Fourth Quarter Ended December 31, 2017

Maiden reported a fourth quarter 2017 net loss attributable to Maiden common shareholders of $133.6 million or $1.59 per diluted common share compared to net loss attributable to Maiden common shareholders of $74.7 million or $0.87 per diluted common share in the fourth quarter of 2016. The non-GAAP operating loss(11) was $138.7 million, or $ 1.65 per diluted common share compared with a non-GAAP operating loss of $69.7 million, or $0.81 per diluted common share in the fourth quarter of 2016.

In the fourth quarter of 2017, gross premiums written decreased 2.7% to $556.5 million from $572.1 million in the fourth quarter of 2016. Net premiums written totaled $560.0 million in the fourth quarter of 2017, an increase of 7.5% compared to the same period in 2016. Net premiums earned were $658.3 million, an increase of 6.8% compared to the fourth quarter of 2016.

Net loss and loss adjustment expenses of $614.9 million compared to $522.5 million in the fourth quarter of 2016. The loss ratio(6) in the fourth quarter of 2017 was 93.1% compared to 84.5% reported in the fourth quarter of 2016.

Commission and other acquisition expenses increased 4.9% to $195.2 million in the fourth quarter of 2017, compared to $186.2 million in the fourth quarter of 2016. General and administrative expenses for the fourth quarter of 2017 totaled $18.3 million, a 6.2% increase compared with $17.2 million in the fourth quarter of 2016. The general and administrative expense ratio(8) remained unchanged at 2.8% in the fourth quarter of 2017, while the expense ratio(9) was 32.4% in the fourth quarter of 2017 compared with 32.9% in the same quarter last year.

The combined ratio(10) for the fourth quarter of 2017 totaled 125.5% compared with 117.4% in the fourth quarter of 2016.

Net investment income of $42.9 million in the fourth quarter of 2017 representing an increase of 11.0% compared to the fourth quarter of 2016. As of December 31, 2017, the average yield on the fixed income portfolio (excluding cash) is 3.1% with an average duration of 4.5 years.

Diversified Reinsurance Segment

	Three Months Ended December 31,
	2017	2016	% Change
Gross premiums written	$ 138,938	$ 156,953	(11.5)%
Net premiums written	135,482	139,597	(2.9)%
Net premiums earned	199,791	185,972	7.4%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	80.9%	97.7%	(16.8)
Commission and other acquisition expense ratio(7)	22.9%	25.8%	(2.9)
General and administrative expense ratio(8)	4.9%	4.8%	0.1
Expense ratio(9)	27.8%	30.6%	(2.8)
Combined ratio(10)	108.7%	128.3%	(19.6)

Gross premiums written and net premiums written decreased in the fourth quarter of 2017 primarily as a result of commutations and non-renewals earlier in the year. The segment experienced adverse loss development in 2017 of $31.9 million due to higher than expected loss emergence emanating largely from two commercial auto contracts.

AmTrust Reinsurance Segment

	Three Months Ended December 31,
	2017	2016	% Change
Gross premiums written	$ 417,801	$ 414,744	0. 7%
Net premiums written	424,876	381,039	11.5%
Net premiums earned	458,833	429,922	6.7%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	98.4%	76.1%	22.3
Commission and other acquisition expense ratio(7)	32.5%	31.9%	0.6
General and administrative expense ratio(8)	0.2%	0.1%	0.1
Expense ratio(9)	32.7%	32.0%	0.7
Combined ratio(10)	131.1%	108.1%	23.0

Gross premiums written increased slightly during the fourth quarter, with the lower growth attributed to AmTrust underwriting actions. Net premiums written increased more than gross due to reduced usage of retrocession. The segment experienced adverse loss development of $139.0 million due primarily to workers’ compensation and general liability lines of business and, to a lesser extent, commercial auto liability.

Consolidated Results for the Twelve Months Ended December 31, 2017

Net loss attributable to Maiden common shareholders was $199.1 million or $2.32 per diluted common share in 2017 compared to net income attributable to Maiden common shareholders of $15.2 million or $0.19 per diluted common share in 2016. The non-GAAP net operating loss(11) for 2017 was $184.9 million, or $2.16 per diluted common share compared with non-GAAP operating income(11) of $17.3 million, or $0.22 per diluted common share in 2016.
In 2017, gross premiums written totaled $2.8 billion, relatively unchanged compared to 2016. In 2017, net premiums written totaled $2.8 billion, an increase of 4.0% compared to 2016. Net premiums earned of $2.7 billion increased 6.4% compared to $2.6 billion in 2016.
Net loss and loss adjustment expenses of $2.2 billion were up 18.7% compared to $1.8 billion in 2016. The loss ratio(6) increased to 78.8% compared to 70.6% reported in 2016.
Commission and other acquisition expenses, increased 6.1% to $820.8 million in 2017 compared to $773.7 million in 2016. General and administrative expenses for 2017 totaled $70.6 million compared with $67.0 million in 2016. The general and administrative expense ratio(8) was unchanged at 2.6% in 2017 and the expense ratio(9) declined incrementally to 32.5% compared to 32.6% in 2016.
The combined ratio(10) for 2017 was 111.3% an increase from the 103.2% combined ratio reported for 2016.
Net investment income of $166.3 million in 2017 increased 14.0% compared to $145.9 million in 2016 due to an increase in investable assets and incrementally higher portfolio yields.

Diversified Reinsurance Segment

	Twelve Months Ended December 31,
	2017	2016	% Change
Gross premiums written	$ 822,777	$ 824,341	(0.2)%
Net premiums written	807,362	766,119	5.4%
Net premiums earned	823,365	724,124	13.7%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	78.1%	78.9%	(0.8)
Commission and other acquisition expense ratio(7)	24.7%	25.6%	(0.9)
General and administrative expense ratio(8)	4.3%	4.9%	(0.6)
Expense ratio(9)	29.0%	30.5%	(1.5)
Combined ratio(10)	107.1%	109.4%	(2.3)

Gross premiums written decreased modestly in 2017 due primarily to the commutation and return of unearned premium of a large account in the second quarter of 2017. Net premiums written increased as a result of the reduction of corporate retrocessional programs in 2017. The segment experienced adverse development of $71.4 million in 2017 compared to $96.8 million in 2016 due to higher than expected loss emergence with over half from two commercial auto accounts.

AmTrust Reinsurance Segment

	Twelve Months Ended December 31,
	2017	2016	% Change
Gross premiums written	$ 1,993,478	$ 2,006,646	(0.7%)
Net premiums written	1,954,856	1,888,428	3.5%
Net premiums earned	1,909,644	1,843,621	3.6%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	78.4%	66.5%	11.9
Commission and other acquisition expense ratio(7)	32.2%	31.7%	0.5
General and administrative expense ratio(8)	0.2%	0.2%	0.0
Expense ratio(9)	32.4%	31.9%	0.5
Combined ratio(10)	110.8%	98.4%	12.4

Gross premiums written decreased marginally due to slower organic growth offset by reductions in AmTrust’s Specialty Program segment reflecting underwriting initiatives focused on improving the profitability of these classes of business. Net premiums written increased in 2017 compared to 2016 due to the lower utilization of retrocessional capacity in 2017. The segment experienced adverse loss development of $239.9 million during 2017 compared to $54.0 million in 2016. More than half of the loss development in 2017 was from workers’ compensation with general liability and, to a lesser extent, commercial auto, contributing to the adverse result.

Other Financial Matters

•
Total assets increased to $6.6 billion at December 31, 2017 compared to $6.3 billion at year-end 2016.   Shareholders' equity was $1.23 billion at December 31, 2017 compared to $1.36 billion at year end 2016. Book value per common share(1) was $9.25 at December 31, 2017 compared to $12.12 at December 31, 2016.

•
During the fourth quarter of 2017, the Company repurchased a total of 1.7 million common shares at an average price of $6.50 per share. For the full year of 2017, the Company repurchased 3.7 million common shares at an average price of $6.84 per share. At December 31, 2017, the Company had a remaining authorization of $74.9 million for common share repurchases.

•
During the fourth quarter of 2017, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference share, $0.445313 per Series C preference share and $0.418750 per Series D preference shares.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

Conference Call
Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results on Wednesday, February 28, 2018 via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time: U.S. Callers: 1.877.734.5373, Outside U.S. Callers: 1.973.200.3059, Passcode: 7193318, Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on February 28, 2018 through 11:30 a.m. ET on March 8, 2018. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 7193318; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2017, Maiden had $6.6 billion in assets and shareholders' equity of $1.2 billion.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2017: $4,027,993; 2016: $4,005,642)	$4,044,370	$3,971,666
Fixed maturities, held-to-maturity, at amortized cost (fair value 2017: $1,125,626; 2016: $766,135)	1,097,801	752,212
Other investments, at fair value (cost 2017: $5,219; 2016: $10,057)	6,600	13,060
Total investments	5,148,771	4,736,938
Cash and cash equivalents	67,919	45,747
Restricted cash and cash equivalents	123,584	103,788
Accrued investment income	34,993	36,517
Reinsurance balances receivable, net	345,043	410,166
Reinsurance recoverable on unpaid losses	117,611	99,936
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	439,597	424,605
Goodwill and intangible assets, net	75,583	77,715
Other assets	123,113	148,912
Total assets	$6,644,189	$6,252,299
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,547,248	$2,896,496
Unearned premiums	1,477,038	1,475,506
Accrued expenses and other liabilities	132,795	167,736
Senior notes - principal amount	262,500	362,500
Less: unamortized debt issuance costs	8,018	11,091
Senior notes, net	254,482	351,409
Total liabilities	5,411,563	4,891,147
Commitments and Contingencies
EQUITY
Preference shares	465,000	315,000
Common shares	877	873
Additional paid-in capital	748,113	749,256
Accumulated other comprehensive income	13,354	14,997
Retained earnings	35,472	285,662
Treasury shares, at cost	(30,642)	(4,991)
Total Maiden Shareholders’ Equity	1,232,174	1,360,797
Noncontrolling interest in subsidiaries	452	355
Total Equity	1,232,626	1,361,152
Total Liabilities and Equity	$6,644,189	$6,252,299

Book value per common share(1)	$9.25	$12.12

Common shares outstanding	82,974,895	86,271,109

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Gross premiums written	$556,454	$572,058	$2,816,051	$2,831,348
Net premiums written	$560,038	$521,041	$2,761,988	$2,654,952
Change in unearned premiums	98,266	95,258	(29,209)	(86,802)
Net premiums earned	658,304	616,299	2,732,779	2,568,150
Other insurance revenue	1,986	2,121	9,802	10,817
Net investment income	42,853	38,601	166,345	145,892
Net realized gains on investment	3,906	2,263	12,222	6,774
Total revenues	707,049	659,284	2,921,148	2,731,633
Expenses:
Net loss and loss adjustment expenses	614,854	522,545	2,160,011	1,819,906
Commission and other acquisition expenses	195,228	186,163	820,758	773,664
General and administrative expenses	18,308	17,246	70,560	66,984
Total expenses	828,390	725,954	3,051,329	2,660,554
Non-GAAP (loss) income from operations(2)	(121,341)	(66,670)	(130,181)	71,079
Other expenses
Interest and amortization expenses	(4,830)	(6,859)	(23,260)	(28,173)
Accelerated amortization of senior note issuance cost	—	—	(2,809)	(2,345)
Amortization of intangible assets	(533)	(615)	(2,132)	(2,461)
Foreign exchange (losses) gains	(2,728)	5,138	(14,921)	11,612
Total other expenses	(8,091)	(2,336)	(43,122)	(21,367)
(Loss) income before income taxes	(129,432)	(69,006)	(173,303)	49,712
Less: income tax (benefit) expense	(4,575)	368	(3,558)	1,574
Net (loss) income	(124,857)	(69,374)	(169,745)	48,138
Add: net (income) loss attributable to noncontrolling interest	(185)	676	(151)	842
Net (loss) income attributable to Maiden	(125,042)	(68,698)	(169,896)	48,980
Dividends on preference shares(3)	(8,545)	(6,033)	(29,156)	(33,756)
Net (loss) income attributable to Maiden common shareholders	$(133,587)	$(74,731)	$(199,052)	$15,224
Basic (loss) earnings per common share attributable to Maiden shareholders	$(1.59)	$(0.87)	$(2.32)	$0.20
Diluted (loss) earnings per common share attributable to Maiden shareholders (15)	$(1.59)	$(0.87)	$(2.32)	$0.19
Dividends declared per common share	$0.15	$0.15	$0.60	$0.57
Annualized return on average common equity	(61.5)%	(26.0)%	(22.0)%	1.6%
Weighted average number of common shares - basic	83,962,325	86,198,686	85,678,232	77,534,860
Adjusted weighted average number of common shares and assumed conversions - diluted (15)	83,962,325	86,198,686	85,678,232	78,686,943

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended December 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$138,938	$417,801	$(285)	$556,454
Net premiums written	$135,482	$424,876	$(320)	$560,038
Net premiums earned	$199,791	$458,833	$(320)	$658,304
Other insurance revenue	1,986	—	—	1,986
Net loss and loss adjustment expenses ("loss and LAE")	(163,157)	(451,659)	(38)	(614,854)
Commission and other acquisition expenses	(46,238)	(148,988)	(2)	(195,228)
General and administrative expenses(4)	(9,998)	(812)	—	(10,810)
Underwriting loss (5)	$(17,616)	$(142,626)	$(360)	$(160,602)
Reconciliation to net loss
Net investment income and realized gains on investment				46,759
Interest and amortization expenses				(4,830)
Amortization of intangible assets				(533)
Foreign exchange losses				(2,728)
Other general and administrative expenses(4)				(7,498)
Income tax benefit				4,575
Net loss				$(124,857)

Net loss and LAE ratio(6)	80.9%	98.4%		93.1%
Commission and other acquisition expense ratio(7)	22.9%	32.5%		29.6%
General and administrative expense ratio(8)	4.9%	0.2%		2.8%
Expense Ratio(9)	27.8%	32.7%		32.4%
Combined ratio(10)	108.7%	131.1%		125.5%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended December 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$156,953	$414,744	$361	$572,058
Net premiums written	$139,597	$381,039	$405	$521,041
Net premiums earned	$185,972	$429,922	$405	$616,299
Other insurance revenue	2,121	—	—	2,121
Net loss and LAE	(183,802)	(327,127)	(11,616)	(522,545)
Commission and other acquisition expenses	(48,611)	(137,216)	(336)	(186,163)
General and administrative expenses(4)	(8,964)	(588)	—	(9,552)
Underwriting loss(5)	$(53,284)	$(35,009)	$(11,547)	$(99,840)
Reconciliation to net loss
Net investment income and realized gains on investment				40,864
Interest and amortization expenses				(6,859)
Amortization of intangible assets				(615)
Foreign exchange gains				5,138
Other general and administrative expenses(4)				(7,694)
Income tax expense				(368)
Net loss				$(69,374)

Net loss and LAE ratio(6)	97.7%	76.1%		84.5%
Commission and other acquisition expense ratio(7)	25.8%	31.9%		30.1%
General and administrative expense ratio(8)	4.8%	0.1%		2.8%
Expense Ratio(9)	30.6%	32.0%		32.9%
Combined ratio(10)	128.3%	108.1%		117.4%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Year Ended December 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$822,777	$1,993,478	$(204)	$2,816,051
Net premiums written	$807,362	$1,954,856	$(230)	$2,761,988
Net premiums earned	$823,365	$1,909,644	$(230)	$2,732,779
Other insurance revenue	9,802	—	—	9,802
Net loss and LAE	(650,916)	(1,498,881)	(10,214)	(2,160,011)
Commission and other acquisition expenses	(205,982)	(614,777)	1	(820,758)
General and administrative expenses(4)	(35,817)	(3,052)	—	(38,869)
Underwriting loss(5)	$(59,548)	$(207,066)	$(10,443)	$(277,057)
Reconciliation to net loss
Net investment income and realized gains on investment				178,567
Interest and amortization expenses				(23,260)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(2,132)
Foreign exchange losses				(14,921)
Other general and administrative expenses(4)				(31,691)
Income tax benefit				3,558
Net loss				$(169,745)

Net loss and LAE ratio(6)	78.1%	78.4%		78.8%
Commission and other acquisition expense ratio(7)	24.7%	32.2%		29.9%
General and administrative expense ratio(8)	4.3%	0.2%		2.6%
Expense Ratio(9)	29.0%	32.4%		32.5%
Combined ratio(10)	107.1%	110.8%		111.3%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Year Ended December 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$824,341	$2,006,646	$361	$2,831,348
Net premiums written	$766,119	$1,888,428	$405	$2,654,952
Net premiums earned	$724,124	$1,843,621	$405	$2,568,150
Other insurance revenue	10,817	—	—	10,817
Net loss and LAE	(579,520)	(1,225,830)	(14,556)	(1,819,906)
Commission and other acquisition expenses	(188,506)	(584,820)	(338)	(773,664)
General and administrative expenses(4)	(35,681)	(2,896)	—	(38,577)
Underwriting (loss) income(5)	$(68,766)	$30,075	$(14,489)	$(53,180)
Reconciliation to net income
Net investment income and realized gains on investment				152,666
Interest and amortization expenses				(28,173)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(2,461)
Foreign exchange gains				11,612
Other general and administrative expenses(4)				(28,407)
Income tax expense				(1,574)
Net income				$48,138

Net loss and LAE ratio(6)	78.9%	66.5%		70.6%
Commission and other acquisition expense ratio(7)	25.6%	31.7%		30.0%
General and administrative expense ratio(8)	4.9%	0.2%		2.6%
Expense Ratio(9)	30.5%	31.9%		32.6%
Combined ratio(10)	109.4%	98.4%		103.2%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(11)	$(138,673)	$(69,680)	$(184,899)	$17,294
Non-GAAP basic operating (loss) earnings per common share attributable to Maiden shareholders	$(1.65)	$(0.81)	$(2.16)	$0.22
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders (15)	$(1.65)	$(0.81)	$(2.16)	$0.22
Annualized non-GAAP operating return on average common equity(12)	(63.9)%	(24.3)%	(20.4)%	1.9%
Reconciliation of net (loss) income attributable to Maiden common shareholders to non-GAAP operating (loss) earnings attributable to Maiden common shareholders:
Net (loss) income attributable to Maiden common shareholders	$(133,587)	$(74,731)	$(199,052)	$15,224
Add (subtract):
Net realized gains on investment	(3,906)	(2,263)	(12,222)	(6,774)
Foreign exchange losses (gains)	2,728	(5,138)	14,921	(11,612)
Amortization of intangible assets	533	615	2,132	2,461
Divested E&S business and NGHC run-off	360	11,547	10,443	14,489
Accelerated amortization of senior note issuance cost	—	—	2,809	2,345
Non-cash deferred tax (benefit) expense	(4,801)	290	(3,930)	1,161
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(11)	$(138,673)	$(69,680)	$(184,899)	$17,294

Weighted average number of common shares - basic	83,962,325	86,198,686	85,678,232	77,534,860
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	83,962,325	86,198,686	85,678,232	78,686,943
Reconciliation of diluted (loss) earnings per common share attributable to Maiden shareholders to non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders:
Diluted (loss) earnings per common share attributable to Maiden shareholders(15)	$(1.59)	$(0.87)	$(2.32)	$0.19
Add (subtract):
Net realized gains on investment	(0.05)	(0.03)	(0.14)	(0.09)
Foreign exchange losses (gains)	0.03	(0.06)	0.17	(0.15)
Amortization of intangible assets	0.01	0.02	0.03	0.03
Divested E&S business and NGHC run-off	0.01	0.13	0.12	0.19
Accelerated amortization of senior note issuance cost	—	—	0.03	0.03
Non-cash deferred tax (benefit) expense	(0.06)	—	(0.05)	0.02
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders(15)	$(1.65)	$(0.81)	$(2.16)	$0.22

Reconciliation of net (loss) income attributable to Maiden to non-GAAP (loss) income from operations:
Net (loss) income attributable to Maiden	$(125,042)	$(68,698)	$(169,896)	$48,980
Add (subtract):
Foreign exchange losses (gains)	2,728	(5,138)	14,921	(11,612)
Amortization of intangible assets	533	615	2,132	2,461
Interest and amortization expenses	4,830	6,859	23,260	28,173
Accelerated amortization of senior note issuance cost	—	—	2,809	2,345
Income tax (benefit) expense	(4,575)	368	(3,558)	1,574
Net income (loss) attributable to noncontrolling interest	185	(676)	151	(842)
Non-GAAP (loss) income from operations(2)	$(121,341)	$(66,670)	$(130,181)	$71,079

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2017	December 31, 2016
Investable assets:
Total investments	$5,148,771	$4,736,938
Cash and cash equivalents	67,919	45,747
Restricted cash and cash equivalents	123,584	103,788
Loan to related party	167,975	167,975
Total investable assets(13)	$5,508,249	$5,054,448

	December 31, 2017	December 31, 2016
Capital:
Preference shares	$465,000	$315,000
Common shareholders' equity	767,174	1,045,797
Total Maiden shareholders' equity	1,232,174	1,360,797
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
2012 Senior Notes	—	100,000
Total capital resources(14)	$1,494,674	$1,723,297

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP (loss) income from operations is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance costs, income tax (benefit) expense and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net (loss) income. The Company’s management believes that non-GAAP (loss) income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This (loss) income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP (loss) income from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $3,093 and $12,375 paid to Preference shares - Series A for the three and twelve months ended December 31, 2017 and 2016, respectively and $2,940 paid to Preference shares - Series C for the three months ended December 31, 2017 and 2016, and $11,756 and $12,410 for the twelve months ended December 31, 2017 and 2016, respectively and $2,512 and $5,025 paid to Preference shares - Series D for the three and twelve months ended December 31, 2017. It also includes $0 and $8,971 paid to Preference Shares - Series B during the three and twelve months ended December 31, 2016, respectively. On September 15, 2016, each of then outstanding Preference Shares - Series B were automatically converted into 12,069,090 of the Company's common shares at a conversion rate of 3.6573 per preference share.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income.

(5)
Underwriting (loss) income is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating (loss) earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance costs and non-cash deferred tax (benefit) expense and should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating (loss) earnings may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating (loss) earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, February 27, 2018-- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. The dividend will be payable on April 16, 2018 to shareholders of record as of April 2, 2018.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on March 15, 2018 to shareholders of record as of March 1, 2018:

•	Series A 8.250% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

•	Series D 6.700% Non-Cumulative Preference Shares of $0.418750 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2017, Maiden had $6.6 billion in assets and shareholders' equity of $1.2 billion.

CONTACT:
Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm